EXhibit 99.1

Confidential Subject to FRE 408 & State Equivalents Installed as of YE ‘19 Industry Leader in Commercial Aviation Source: GogoInternal Industry Tracker based on management estimates; includes non-public information. Note: Market data as of 12/31/2019. 1.PAC publicly claims 4,000 commitments. 2.Viasatincludes JetBlue (220 committed) and United (316 committed) aircraft through primary provider Thales. 3.Includes GX VARs and Rockwell Collins; installations includes SBB stated for upgrade at AirAsia. 4.Includes Sitaonair, Thales (excl. Jetblue& United), and others small providers. Others(4) (for Jetblue& United) Satellite Only Aircraft Served and Backlog by Provider Total IFC Aircraft Served and Backlog by Provider3,234 2,105 1,418 1,010 587 447 829 886 557 304 1,302 339 4,063 2,991 1,975 1,314 1,889 786 Scot ty Panasonic Viasat Global Eagle Inmarsat Others (for Jetblue& United)2,105 1,657 1,418 1,010 487 447 886 829 557 304 1,139 339 2,991 2,486 1,975 1,314 1,626 786 Panasonic Scot ty Viasat Global Eagle Inmarsat Others Others(4) Backlog (net of de-installs) (1) (1) (2) (2) (3) (3)